                                                                   EXHIBIT 10.26

                                                                  EXECUTION COPY


  FIRST AMENDMENT made as of June 28, 1996 (the "Amendment") to FORBEARANCE AGREEMENT made as of June 7, 1996 (the "Forbearance Agreement") among SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION, BCM ENGINEERS INC., a Pennsylvania corporation, BCM ENGINEERS INC., an Alabama corporation, RIEDEL ENVIRONMENTAL SERVICES INC., each of the Lenders which are parties to the Loan Agreement, and CHEMICAL BANK, as Agent for the Lenders. Terms which are capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Forbearance Agreement.

  WHEREAS, the Forbearance Agreement provides that the Forbearance Period shall automatically terminate on June 28, 1996, at which time the Overadvance must be reduced to zero; and

  WHEREAS, the Borrowers have been unable to reduce the Overadvance to zero on June 28, 1996 and have requested the Lenders to consider extending the Forbearance Period until August 14, 1996, and the Lenders have so agreed, on the terms and subject to the fulfillment of the conditions contained in this Amendment.

  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. AFFIRMATION OF INDEBTEDNESS AND OTHER LIABILITIES; ACKNOWLEDGEMENT OF EVENTS OF DEFAULT.

  (a) Each of the Borrowers acknowledges, agrees and certifies to the Agent and the Lenders that as of the close of business on June 28, 1996, the aggregate outstanding and unpaid principal amount of (i) the Revolving Loans equals $19,958,835.42, (ii) the Term Loans equals $4,942,637.76, and (iii) the Overadvance equals $324,137.40. Each of the Borrowers (i) represents and warrants to the Lenders that with respect to the Liabilities there is no offset, defense, claim or counterclaim of any nature whatsoever (whether known or unknown) as of the date hereof, including without limitation any offset, defense, claim or counterclaim arising under the U.S. Bankruptcy Code (the "Code") and (ii) waives any such offset, defense, claim or counterclaim to the extent the same may exist as of the date hereof, whether known or unknown;

  (b) Each of the Borrowers acknowledges and agrees that the prompt payment and performance when due of all Liabilities is guaranteed by each Borrower pursuant to an instrument of Continuing Unconditional Guaranty dated as of October 18, 1995 (each such instrument a "Guaranty") executed in favor of the Agent and the Lenders by such Borrower (in such capacity, a "Guarantor") and each Borrower acknowledges and agrees that the Guaranty executed by it continues to be valid, binding and enforceable against it;

  (c) Each of the Borrowers acknowledges and agrees that the lien and security interest held by the Agent for the ratable benefit of the Lenders in and to the Collateral continues
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to be a perfected lien against the Collateral, subject to no other liens or encumbrances thereon except for Permitted Liens; and

  (d) Each of the Borrowers acknowledges and agrees that: (i) its failure to repay the Overadvance in full upon the creation thereof, which failure continues without cure through the date hereof, constitutes an Event of Default under paragraph 16(a) of the Loan Agreement (such Event of Default, the "Designated Default"); (ii) the rendering of the arbitration award (the "Gould Award") in the amount of $4,500,000 on or about June 27, 1996 in favor of NL Industries, Inc. et. al. against Canonie Environmental Services Corp., now known as Smith Environmental Technologies Corporation, constitutes the occurrence of an event (the "Gould Event") which has had or could reasonably be expected to have a Material Adverse Effect and (iii) because of the occurrence of each of the Designated Default and the Gould Event, pursuant to Paragraph 15(b)(ii) and (iii) of the Loan Agreement, effective as of the date of occurrence of the Designated Default, no Lender has had, and no Lender continues to have, any obligation to make any requested Revolving Loan.

SECTION 2. FORBEARANCE. This Amendment does not constitute a waiver of any Event of Default (including the Designated Default), whether or not known to the Agent or the Lenders, or any Event of Default or other Default now or hereafter existing, and all Events of Default or Defaults shall remain in effect and shall be deemed to be continuing (and are in fact continuing) unless and until they are cured in accordance with the Loan Agreement. In addition, this Amendment does not constitute a waiver of any condition precedent which must first occur (or which may not occur, as in the case of an event having a Material Adverse Effect, such as the Gould Event) before the Lenders shall be obligated to make any requested Revolving Loan, as more fully set forth in paragraph 15(b) of the Loan Agreement. However, for the period commencing on the date hereof and terminating on August 14, 1996 (the "Current Forbearance Period"), so long as none of the events described in the following clauses (a),
(b) or (c) shall have occurred during the Current Forbearance Period, the Lenders shall not demand payment of the Liabilities, nor shall the Lenders otherwise seek to exercise any of their rights or remedies under the Loan Agreement, any of the Other Agreements or applicable law with respect to the Designated Default (and the Forbearance Agreement is hereby amended to so provide): (a) any Event of Default (other than the Designated Default) shall have occurred or other event which, with the giving of notice or passage of time would constitute an Event of Default shall have arisen, (b) the Gould Award shall have been paid by any Borrower in whole or in part or shall have been entered as a judgment in any court of competent jurisdiction and the enforcement of such judgment shall not have been stayed or (c) any default by any Borrower in the performance of the terms of this Agreement shall have occurred. Upon the occurrence during the Current Forbearance Period of any event described in clauses (a), (b) or (c) of the preceding sentence, the Current Forbearance Period shall thereupon automatically terminate and the Agent and the Lenders may immediately exercise all rights and remedies they may have, whether under the Loan Agreement, the Other Agreements, at law, in equity or otherwise.

SECTION 3. MANDATORY REDUCTIONS OF OVERADVANCE; PAYMENTS OF INTEREST. The Borrowers jointly and severally agree to reduce the Overadvance to zero no later than August 14, 1996, and further jointly and severally agree that prior to such date, the maximum amount of the Overadvance shall not exceed the following amounts during each of the following periods




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
(collectively the "Overadvance Period") and the Forbearance Agreement is hereby amended to so provide:


  Overadvance Period               Maximum Overadvance
  June 28 - July 4, 1996                $1,000,000

  July 5  - July 11, 1996                 $925,000

  July 12 - July 18, 1996                 $825,000

  July 19 - July 25, 1996                 $675,000

  July 26 - August 8, 1996                $500,000

  August 9 - August 13, 1996              $250,000

  August 14, 1996 and at all
  time thereafter                         $    -0-


In addition, the maximum amount of the Overadvance which may be outstanding during the Overadvance Period shall be automatically and permanently reduced by, and the Borrowers shall make mandatory payments of principal of the Revolving Loans in amounts equal to, the amount of all of cash, checks and other remittances ("Collections") received from time to time by the Borrowers in payment of any Account which is no longer an Eligible Account and for which the Agent has maintained or will institute a reserve (or additional reserve) against availability, including without limitation Accounts owing by Groundwater Technology, Inc. with respect to environmental remediation services performed for its benefit by any of the Borrowers. All such payments shall be made, and the maximum amount of the Overadvance which may be outstanding during the Overadvance Period shall be automatically and permanently reduced, as and when such Collections are received. Interest on that portion of the Revolving Loans which, as of any date of determination, exceeds the amount of the Consolidated Borrowing Base, as of such date, shall continue to accrue at an annual rate equal to five percent (5%) plus the ABR, as determined and adjusted in the manner set forth in the Loan Agreement, as provided in Section 3 of the Forbearance Agreement.

SECTION 4.  ADDITIONAL RESERVES.   Without limiting the generality of the terms
and provisions contained in paragraph 2(b) of the Loan Agreement or contained elsewhere in this Amendment, each of the Borrowers confirms its understanding and agreement that under the terms of the Loan Agreement, the Agent has the right, exercised in a commercially reasonable manner, at any time and from time to time, to maintain reserves and/or establish additional reserves against availability and has no obligation to provide notice thereof or to obtain the consent thereto of any other Person, including the Borrowers.

SECTION 5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Amendment shall not be effective unless and until each of the following conditions shall have been satisfied in the sole discretion of the Lenders or waived by the Lenders, for whose sole benefit such conditions exist:





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   (a)   The Agent and each of the Lenders shall have received a fully executed counterpart or original of this Amendment.

   (b) Upon the effectiveness of this Amendment, all representations and warranties set forth in the Loan Agreement shall be true and correct in all material respects on and as of the effective date hereof, except for (x) such inducing representations and warranties that were only required to be true and correct as of a prior date, (y) such representations and warranties as relate to the defaults described in clause (ii) hereof and (z) such representations and warranties as relate to the occurrence of an event which has had or is reasonably likely to have a Material Adverse Effect, but only to the extent that such event constitutes the Gould Event, and no Default or Event of Default shall have occurred and be continuing, other than (i) the Designated Default and (ii) defaults under agreements made in the ordinary course of business between or among any of the Borrowers and Persons other than the Agent, the Lenders, or any Affiliate of the Borrowers, such as lease agreements, none of which agreements is material to the business of such Borrower and none of which defaults, singly or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect.

   (c) Except for the collectibility of the Referenced Account and the occurrence of the Gould Event, no event or development shall have occurred since the date of delivery to the Lenders of the Borrowers' most recent financial statements which event or development has had or is reasonably likely to have a Material Adverse Effect.

   (d) The Agent shall have received a certificate from Smith Environmental, executed by its Chief Executive Officer or other authorized officer, as to the accuracy and completeness of the representations and warranties contained in
Section 10 hereof.

   (e) All corporate and legal proceedings and all documents and instruments executed or delivered in connection with this Amendment shall be satisfactory in form and substance satisfactory to the Lenders and their counsel, and the Lenders and their counsel shall have received all information and copies of all documents which the Lenders and their counsel may have requested in connection herewith and the matters contemplated hereunder, such documents, when requested by them, to be certified by appropriate corporate authorities.

   (f) The Lenders shall have received such further agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of the Lenders, the Agent and their counsel to carry out the provisions and purposes of this Amendment.

   (g) The Agent shall have received from Smith Environmental, for the pro rata benefit of the Lenders, a non-refundable fee, in cash, in the amount of $10,000. Smith Environmental hereby authorizes the Agent to debit Smith Environmental's loan account by the amount of $10,000 in payment of such fee.

SECTION 6. EVENTS OF DEFAULT. The Forbearance Agreement is further amended to provide that the occurrence at any time of the event described in clause (b) of
Section 2 of this





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Amendment shall constitute an Event of Default under the Forbearance Agreement, the Loan Agreement and the Other Agreements.

SECTION 7. RELEASE. For and in consideration of the mutual covenants and obligations set forth herein, each of the Borrowers (collectively the "Releasors") hereby releases and discharges each of the Lenders and the Agent, and each of their respective officers, directors, partners, agents, employees, attorneys and other professionals, affiliates, successors and assigns (collectively the "Releasee") from all actions, causes of action, claims for contribution or indemnification that may be brought by the Releasors or any third party, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premisses, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity (including, without limitation, any action under 11 U.S.C. Sections 542-553) (all of the foregoing being collectively, "Claims"), which against the Releasee, the Releasors or the Releasors' partners, agents, employees, attorneys, affiliates, heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of the delivery of this Amendment by reason or on account of or in any way related to any acts, omissions or circumstances (whether known or unknown) occurring prior to or as of the date hereof in connection with or arising out of or referring or relating in any way to (a) any and all Claims based upon, relating to or arising from any and all transactions, relationships or dealings relating to loans or other financial accommodations made by the Releasee to or for the account of Releasors; and (b) all documentation underlying the indebtedness of the Releasors to the Releasee, provided, however, that the Releasee shall not be released from any Claim arising from the Releasee's gross negligence or willful misconduct.

SECTION 8. CONSENT TO RELIEF FROM AUTOMATIC STAY. Each of the Borrowers hereby agrees that if any of them shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Code, (ii) be the subject of any order for relief under the Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) seek, consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator, (v) be the subject of any order judgement or decree entered by any court of competent jurisdiction approving a petition filed against any of them for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, the Agent and the Lenders shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of the Code or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to the Agent and the Lenders under the Loan Agreement, any of the Other Agreements, hereunder or under any documents delivered in connection therewith.

SECTION 9. INDEMNITY. Each of the Borrowers jointly and severally agrees to defend and hold the Agent and each of the Lenders harmless from and against any and all claims, charges, actions, suits, proceedings, lawsuits, obligations, liabilities, fines, penalties, costs and expenses, including, but not limited to reasonable attorneys' fees, in connection with the breach of any





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
representation or warranty of such Borrower, the breach or default by such Borrower of any term, covenant or condition hereunder, the collection or recovery of any portion of the Liabilities or the Agent's or any of the Lenders' enforcement of its rights under this Amendment, the Loan Agreement or any of the Other Agreements. The obligations and provisions contained in this Section shall continue and remain in full force and effect after the Liabilities have been paid and discharged in full.

SECTION 10.   REPRESENTATIONS AND WARRANTIES.   In order to induce the Lenders
and the Agent to enter into this Amendment, Smith Environmental and each other Borrower makes the following representations and warranties in favor of each of the Lenders and the Agent (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof:

   (a) Smith Environmental and each other Borrower has the corporate power, authority and legal right to execute, deliver and perform this Amendment, and the instruments, agreements, documents and transactions contemplated hereby, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

   (b) No consent of any Person (including, without limitation, shareholders or creditors of Smith Environmental, as the case may be) other than the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

   (c) This Amendment has been duly executed and delivered on behalf of Smith Environmental and each other Borrower by its duly authorized officer, and constitutes the legal, valid and binding obligation of Smith Environmental and each such Borrower, enforceable in accordance with its terms;

   (d)   Except for the Designated Default and except as otherwise described in
Section 5(b)(ii) hereof, neither Smith Environmental nor any other Borrower is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will (i) violate any law or regulation, (ii) result in or cause a violation by Smith Environmental or by any other Borrower of any order or decree of any court or government instrumentality, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Smith Environmental or any other Borrower is a party or by which it may be bound,
(iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Smith Environmental or of any other Borrower, except in favor of the Agent for the benefit of the Lenders, to secure the Liabilities, or (v) violate any provision of the Articles or Certificate of Incorporation, By-Laws or any capital stock provisions of Smith Environmental or of any other Borrower;





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
   (e)   No Default or Event of Default has occurred and is continuing, except
(i) as otherwise described in Section 5(b)(ii) hereof and (ii) for the Designated Default;

   (f) Since the date of the Agent's receipt of Smith Environmental's consolidated and consolidating financial statements for the period ended April 30, 1996, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect, except for the collectibility of the Referenced Account and the occurrence of the Gould Event;

   (g) The recitals contained in this Amendment are true and correct in all respects; and

   (h) The Borrowers have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Amendment.

SECTION 11. NO PARTNERSHIP. Nothing contained in this Amendment shall be deemed to create any rights or obligations of partnership, joint venture or similar association between any of the Lenders and the Agent, on the one hand, and any of the Borrowers, on the other hand, nor cause the Agent or any Lender to be responsible in any way for the debts or obligations of the Borrowers or any Person.

SECTION 12. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and assigns.

SECTION 13. NO WAIVER. No failure or delay of any party hereto in the exercise of any right given to such party hereunder shall be deemed to be a waiver thereof. No waiver by any party hereto of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired), shall constitute a waiver of any other or further right, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other rights. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or subsequent breach hereof. No extensions of time for the performance of any obligation shall be deemed or construed as an extension of time for the performance of any other obligation.

SECTION 14. FURTHER ASSURANCES. Each party shall, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as any other party may reasonably request in order to consummate the transactions contemplated by this Amendment.

SECTION 15. SEVERABILITY. If any term or provisions of this Amendment or the application thereof to any person or entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to such person or entity or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Amendment shall be valid and be enforced to the fullest extent permitted by law.





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SECTION 16.    SUBMISSION TO JURISDICTION.

  (a) Any legal action or proceeding with respect to this Amendment may be brought in the courts of the State of New York or, if requisites of jurisdiction obtain, of the United States of America for the Southern District of New York, and, by execution and delivery hereof, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing contained herein, however, shall affect the right of the Agent or the Lenders to commence legal proceedings or otherwise proceed against any of the Borrowers in any other jurisdiction. Each of the Borrowers waives (i) the right to trial by jury in the event of any litigation to which any of the Agent, the Lenders and such Borrower are parties in respect of any matter arising under or in connection with this Amendment, whether or not such litigation has been commenced in respect of the Loan Agreement or this Amendment and whether or not other persons are also parties thereto, (ii) any claim that New York County, New York is an inconvenient forum and (iii) any claim against any of the Lenders for consequential or special damages respecting any loan documents or the transactions contemplated thereunder or hereunder. Execution of this Amendment by the Lenders shall be deemed to constitute a waiver by the Lenders of the right to trial by jury in the event of any litigation in respect of which a Borrower has waived its right to trial by jury hereunder; and

  (b) No delay on the part of the Agent or any of the Lenders in exercising any of its options, powers or rights, or partial or single exercise thereof, whether arising hereunder and the Loan Agreement, under any of the Other Agreements or otherwise, shall constitute a waiver thereof or affect any right hereunder or thereunder. No waiver of any of such rights under this Amendment shall be deemed to be made unless the same shall be in writing, duly signed by the Agent, the Lenders and the Borrowers. Each such waiver (if any) shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Agent, the Lenders or the obligations of the Borrowers hereunder in any other respect at any other time.

SECTION 17. THE GUARANTORS. Each Guarantor (i) has signed below to indicate its consent to the terms and provisions of this Amendment and all documents and agreements to be executed or delivered in connection herewith and (ii) reaffirms, ratifies and confirms the continuing validity and enforceability of the Guaranty executed by it in accordance with its terms and acknowledges that its liability, and the rights of the Agent and the Lenders under such Guaranty, shall be unaffected by the terms of this Amendment and shall remain in full force and effect through the final and indefeasible payment of all sums owed to the Lenders under this Amendment and the Loan Agreement.

SECTION 18.   GENERAL PROVISIONS.

   (a) Nothing contained in this Amendment shall be deemed to be a waiver of any Defaults or Events of Default, whether or not the Agent or any of the Lenders





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
shall have any knowledge thereof, nor shall anything contained in this Amendment be deemed to be a waiver of any future Default or Event of Default whatsoever.

   (b) Except as herein expressly amended, the Forbearance Agreement and the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

   (c) All references in any document or agreement to the Forbearance Agreement shall mean the Forbearance Agreement as amended as of the effective date hereof.

   (d) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

   (e) The Third Amendment is hereby modified by deleting the date "June 28, 1996" set forth in Section 7(a) thereof and by substituting in lieu thereof the date "August 14, 1996".

   (f) This Amendment shall be governed and controlled by the laws of the State of New York without reference to its choice of law principles.

  IN WITNESS WHEREOF, each of the Borrowers, BCM-Alabama, the Lenders and the Agent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SMITH ENVIRONMENTAL TECHNOLOGIES           RIEDEL ENVIRONMENTAL SERVICES INC.
CORPORATION

By:          /SIG/                         By:         /SIG/
   ----------------------------------         ---------------------------------
   (Title)  V.P. Treasurer                    (Title)  VP

BCM ENGINEERS INC.,                        CHEMICAL BANK, as a Lender and as
a Pennsylvania corporation                   Agent

By:          /SIG/                         By:         /SIG/
   ----------------------------------         ---------------------------------
   (Title)  V.P. Treasurer                    (Title)  Vice President

BCM ENGINEERS INC.,                        BTM CAPITAL CORPORATION, formerly
Alabama corporation                          known as BOT Financial Corporation

By:          /SIG/                         By:         /SIG/
   ----------------------------------         ---------------------------------
   (Title)  V.P. Treasurer                    (Title)





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